UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon Global Limited
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Ireland	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

98-1539969	98-1030901
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

The Aon Centre
Metropolitan Building	The Leadenhall Building
James Joyce Street	122 Leadenhall Street
Dublin 1, Ireland D01 K0Y8	London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon Corporation	Aon Global Holdings plc
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

36-3051915	98-1199820
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

The Aon Centre
200 East Randolph Street	The Leadenhall Building
Chicago, Illinois 60601	122 Leadenhall Street
United States of America	London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon North America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(Jurisdiction of Incorporation or Organization)

52-1245792

(I.R.S. Employer Identification no.)

200 East Randolph Street

Chicago, Illinois 60601

United States of America

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.875% Senior Notes due 2026	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-183686

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

On May 24, 2013, Aon plc, a company incorporated under the laws of England and Wales (“Aon UK”), entered into an indenture (as amended and restated on May 20, 2015, the “Original Indenture”) with Aon Corporation, a Delaware corporation (“Aon Delaware”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). On May 13, 2014, Aon UK issued its 2.875% Senior Notes due 2026 (the “Notes”), which are guaranteed by Aon Delaware, pursuant to the Original Indenture.

The Notes are listed on the New York Stock Exchange and were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2014 (File No. 001-07933).

On April 1, 2020, Aon Global Limited, a limited company incorporated under the laws of England and Wales (“AGL”) and formerly known as Aon UK, Aon Delaware, Aon plc, an Irish public limited company (“Aon Ireland”), Aon Global Holdings Limited, a company incorporated under the laws of England and Wales (“AGH”), and the Trustee entered into the Second Amended and Restated Indenture amending and restating the Original Indenture (the Original Indenture as amended and supplemented, the “Amended Indenture”), pursuant to which each of Aon Ireland and AGH (together, the “Additional Guarantees”) provided a guarantee in respect of the Notes pursuant to the terms of the Amended Indenture.

On June 22, 2023, Aon Delaware, Aon Ireland, AGL, AGH, Aon North America, Inc., a Delaware Corporation (“ANA”), and the Trustee entered into a supplemental indenture amending the Indenture, pursuant to which ANA provided a guarantee (the “Additional ANA Guarantee”) in respect of the Notes pursuant to the terms of the Amended Indenture (such Amended Indenture as amended, restated and supplemented, the “Indenture”).

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information set forth under the caption “Description of the Securities” in the Prospectus Supplement, dated May 7, 2014, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus, dated August 31, 2012, filed with the Commission on May 8, 2014 and August 31, 2012, respectively.

The information required by this item in relation to the Additional Guarantees is incorporated herein by reference to the information set forth under the caption “Description of Debt Securities and Guarantees” in Exhibit 4.7 to the Current Report on Form 8-K filed with the Commission on April 1, 2020.

The information required by this item in relation to the Additional ANA Guarantee is incorporated herein by reference to the information set forth under the caption “Description of Debt Securities and Guarantees” in the Prospectus, dated June 22, 2023, filed with the Commission on June 22, 2023.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Indenture, dated April 1, 2020, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Amended and Restated Indenture, dated May 20, 2015, amending and restating the Indenture, dated May 24, 2013) - incorporated by reference to Exhibit 4.4 to Aon plc’s Current Report on Form 8-K filed April 1, 2020

4.2	Form of 2.875% Senior Notes due 2026 - incorporated by reference to Exhibit 4.2 to Aon plc’s Current Report on Form 8-K filed May 13, 2014

4.3	First Indenture Supplement, dated June 22, 2023, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A. - incorporated by reference to Exhibit 4.20 to Aon plc’s Registration Statement on Form S-3 filed June 22, 2023

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: June 22, 2023

AON PLC
(Registrant)

	By:	/s/ Paul Hagy
		Name:	Paul Hagy
		Title:	Senior Vice President and Treasurer

AON GLOBAL LIMITED
(Registrant)

	By:	/s/ Alistair Boyd
		Name:	Alistair Boyd
		Title:	Director

AON CORPORATION
(Registrant)

	By:	/s/ Julie Cho
		Name:	Julie Cho
		Title:	Vice President & Secretary

AON GLOBAL HOLDINGS PLC
(Registrant)

	By:	/s/ Gardner Mugashu
		Name:	Gardner Mugashu
		Title:	Director

AON NORTH AMERICA, INC.
(Registrant)

	By:	/s/ Paul Hagy
		Name:	Paul Hagy
		Title:	President and Treasurer